                                                                    EXHIBIT 32.2

                    WRITTEN STATEMENT OF THE CHIEF OPERATING
                             AND FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350

         Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Chief Operating and Financial Officer of Liquidmetal Technologies, Inc. (the "Company"), hereby certifies, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2003, (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brian McDougall
----------------------------------------------------------
Brian McDougall, Chief Operating and Financial Officer
November 14, 2003